PRINCIPAL FUNDS, INC.

Power of Attorney

Each member of the Board of Directors of Principal Funds, Inc. (the “Fund”), whose signature appears below, hereby constitutes and appoints Kamal Bhatia, Laura B. Latham, Teri R. Root, Britney L. Schnathorst, Adam U. Shaikh, John L. Sullivan, Beth C. Wilson, and Clint L. Woods, and each of them, his/her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments that said attorneys and agents, or any of them, may deem necessary or advisable or that may be required to enable the Fund to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the registration statement set forth below and any amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of the Fund such registration statement and amendments filed with the SEC under the Acts, and any other instruments or documents related thereto, and each undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
A registration statement on Form N-14 relating to the proposed reorganization of the Principal Funds, Inc.-Global Opportunities Fund into the Principal Funds, Inc.-Diversified International Fund to be filed with the SEC in September 2019 or as soon thereafter as practicable.
Date: September 10, 2019

/s/ E. Ballantine ______________________________________ E. Ballantine	/s/ L. Barnes ______________________________________ L. Barnes

/s/ M. Beer ______________________________________ M. Beer	/s/ C. Damos ______________________________________ C. Damos

/s/ T. Dunbar ______________________________________ T. Dunbar	/s/ M. Grimmett ______________________________________ M. Grimmett

/s/ P. Halter ______________________________________ P. Halter	/s/ F. Hirsch ______________________________________ F. Hirsch

/s/ T. Huang ______________________________________ T. Huang	/s/ K. McMillan ______________________________________ K. McMillan

/s/ E. Nickels ______________________________________ E. Nickels	/s/ M. VanDeWeghe ______________________________________ M. VanDeWeghe